UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2020

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	KOAN	OTCQB

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on January 21, 2020, we executed a convertible promissory note (the “Geneva Note”) with Geneva Roth Remark Holdings, Inc. for $113,300 together with any interest at the rate of 10% per annum from the issue date.

On July 21, 2020, we paid off the Geneva Note in its entirety with proceeds acquired from the below new convertible promissory note (the Firstfire Note”) we issued to FirstFire Global Opportunities Fund LLC. The amount paid to Geneva was $140,397.01.

On July 20, 2020, we executed a Securities Purchase Agreement (“SPA”) with Firstfire and issued the Firstfire Note with a principal amount of $225,000, a $25,000 original issue discount and interest at 8% per annum. The principal balance and accrued but unpaid interest may be converted to our common stock at $0.10 per share or, upon default, at 75% of the lowest trading price in the last 20 days in our trading market.

The SPA and Firstfire Note contain purchase rights, favored nation provisions and piggyback registration rights.

The foregoing description of the SPA, the Firstfire Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA and the Firstfire Note, which are included in this Current Report as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated July 20, 2020
10.1	Securities Purchase Agreement, dated July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: July 23, 2020